UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

Escalera Resources Co.

(Exact name of registrant as specified in its charter)

Maryland	001-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 794-8445

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2014, Escalera Resources Co. (the “Company”) entered into a Sixth Amendment (the “Sixth Amendment”) to its Amended and Restated Credit Agreement dated as of February 5, 2010 (the “Credit Agreement”) with its lenders, including BOKF, NA dba Bank of Oklahoma as administrative agent. Among other things, the Sixth Amendment reduces the Company’s borrowing base under the credit facility to $48,500,000 as of April 24, 2014, with subsequent monthly borrowing base reductions of $1,000,000 on the first day of each month through the next borrowing base redetermination date of October 1, 2014 (at which time the borrowing base will be $42,500,000).

Item 8.01 Other Events.

On April 25, 2014, the Company received a non-binding indicative terms and conditions sheet (the “Term Sheet”) from an international financial institution which would provide for a credit facility up to $70,000,000, of which $55,000,000 would be fully committed. As the Term Sheet is non-binding, there can be no assurance that the Company will be able to obtain a new credit facility under the terms set forth in the Term Sheet, on other terms that are acceptable to the Company, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESCALERA RESOURCES CO.

Date: April 30, 2014	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary